EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1998, except as to Note R, which is as of March 1, 1998, and our report dated February 12, 1998, which appear on pages 25 and 52, respectively, of WHX Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Pittsburgh, PA
September 23, 1998